Consent of Independent Accountants

We consent to the incorporation by reference in Post-Effective Amendment No. 28 to the Registration Statement of the American Century-Benham California Tax-Free Money Market Fund, American Century-Benham California Municipal Money Market Fund, American Century-Benham California Limited-Term Tax-Free Fund, American Century-Benham California Intermediate-Term Tax-Free Fund, American Century-Benham California Long-Term Tax-Free Fund, American Century-Benham California High-Yield Municipal Fund, and the American Century-Benham California Insured Tax-Free Fund (all of the funds comprising the American Century California Tax-Free and Municipal Funds ) on Form N-1A of our reports dated October 14, 1998 on our audits of the financial statements and financial highlights of the American Century-Benham California Tax-Free Money Market Fund, American Century-Benham California Municipal Money Market Fund, American Century-Benham California Limited-Term Tax-Free Fund, American Century-Benham California Intermediate-Term Tax-Free Fund, American Century-Benham California Long-Term Tax-Free Fund, American Century-Benham California High-Yield Municipal Fund, and the American Century-Benham California Insured Tax-Free Fund, which reports are included in the Annual Report to Shareholders for the year ended August 31, 1998 which are incorporated by reference in Post-Effective Amendment No. 28 to the Registration Statement. We also consent to the reference in the Statement of Additional Information to our Firm under the caption "Independent Accountants."


Kansas City, Missouri
December 23, 1998